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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Quality Dining, Inc. on Form S-8 (File No. 33-84698 and File No. 333-38571) of our report dated January 6, 1998, on our audits of the consolidated financial statements of Quality Dining, Inc. and subsidiaries as of October 26, 1997 and October 27, 1996 and for the fifty-two week periods ended October 26, 1997, October 27, 1996 and October 29, 1995 which report is included in this Annual Report on Form 10-K.


                                       Coopers & Lybrand, L.L.P.

Chicago, IL
January 26, 1998